CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 9 to the Registration Statement of Franklin Real Estate Securities Trust on Form N-1A File No. 33-69048 of our report dated June 3, 1998, on our audit of the financial statements and financial highlights of Franklin Real Estate Securities Trust, which report is included in the Annual Report to Shareholders for the year ended April 30, 1998, which is incorporated by reference in the Registration Statement.



                                        /s/ PricewaterhouseCoopers
                                        PricewaterhouseCoopers LLP




San Francisco, California
December 23, 1998